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                                                                   EXHIBIT 99.11

EQUITY ONE: 2005-4
LTV 4 90.00

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                                                                         MINIMUM     MAXIMUM
                                                             -------------------  ----------
Scheduled Principal Balance                    $106,295,702              $37,983    $550,045
Average Scheduled Principal Balance                $154,950
Number of Mortgage Loans                                686

Weighted Average Gross Coupon                        7.481%               5.500%     11.200%
Weighted Average FICO Score                             649                  559         813
Weighted Average Original LTV                        97.64%               90.35%     100.00%
Weighted Average Total LTV (w/Silent Seconds)        97.64%               90.35%     100.00%
Weighted Average LTV of Silent 2nd                    0.00%                0.00%       0.00%
Weighted Average DTI                                 42.12%                7.99%      61.33%

Weighted Average Original Term                   356 months           120 months  360 months
Weighted Average Stated Remaining Term           355 months           119 months  360 months
Weighted Average Seasoning                         1 months             0 months   20 months

Weighted Average Gross Margin                        6.910%               2.930%      9.650%
Weighted Average Minimum Interest Rate               7.286%               4.930%     11.200%
Weighted Average Maximum Interest Rate              13.604%              11.500%     17.200%
Weighted Average Initial Rate Cap                    2.971%               1.000%      3.000%
Weighted Average Subsequent Rate Cap                 1.014%               1.000%      1.500%
Weighted Average Months to Roll                   28 months            15 months   60 months

Maturity Date                                                         Jul 1 2015  Aug 1 2035
Maximum Zip Code Concentration                        0.74%  30331 (Atlanta, GA)

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
ARM                        52.65%  First Lien           100.00%
Fixed Rate                 47.35%
                                   AIV                    0.62%
2/28 6 Mo LIBOR ARM        31.07%  Full Doc              92.76%
2/28 6 Mo LIBOR ARM IO      5.58%  SI                     6.61%
3/27 6 Mo LIBOR ARM        10.17%
3/27 6 Mo LIBOR ARM IO      1.55%  Cash Out Refinance    74.10%
5/25 6 MO LIBOR             3.75%  Purchase              21.29%
5/25 6 MO LIBOR IO          0.52%  Rate/Term Refinance    4.61%
Balloon 15 Year             0.21%
Balloon 15 Year IO          0.11%  Condominium            2.95%
Fixed Rate 10 Year          0.05%  Duplex                 1.20%
Fixed Rate 15 Year          0.43%  Single Family         95.85%
Fixed Rate 20 Year          1.46%
Fixed Rate 25 Year          0.60%  Investor Non-owner     1.05%
Fixed Rate 30 Year         42.70%  Primary               98.95%
Fixed Rate 30 Year IO       1.68%
Fixed Rate 40/30 Balloon    0.12%  No Silent Second     100.00%

Interest Only               9.45%  Top 5 States:
Not Interest Only          90.55%  Michigan               9.13%
                                   Ohio                   8.01%
Prepay Penalty:  0 months   8.08%  Illinois               7.66%
Prepay Penalty: 12 months   6.44%  Indiana                6.92%
Prepay Penalty: 24 months  25.70%  Florida                6.07%
Prepay Penalty: 30 months   0.21%
Prepay Penalty: 36 months  26.78%
Prepay Penalty: 48 months   0.63%
Prepay Penalty: 60 months  32.17%


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